Exhibit 99.1

GTx Announces Closing of $43.4 Private Placement

MEMPHIS, Tenn.—November 17, 2014— GTx, Inc. (NASDAQ: GTXI) today announced that it has closed the previously-announced private placement of its common stock and warrants to purchase its common stock. In the private placement, GTx sold 64,311,112 immediately separable units, comprised of an aggregate of 64,311,112 newly-issued shares of common stock and warrants to purchase up to 64,311,112 additional shares of common stock, for an aggregate purchase price of approximately $43.4 million. Net proceeds to GTx from the private placement are expected to be approximately $42.8 million.

The purchasers in the private placement included Biotechnology Value Fund, L. P. and other affiliates of BVF Partners L.P. (BVF), certain existing GTx stockholders and certain members of the GTx management team and board of directors. The private placement was unanimously approved by a special committee comprised of disinterested and independent members of the GTx board of directors. Jefferies LLC served as exclusive financial advisor to the special committee.

“We feel privileged to be part of GTx’s new focus on the development of enobosarm for the targeted treatment of estrogen receptor positive and androgen receptor positive breast cancer, as well as androgen receptor positive triple negative breast cancer in women for which there are few effective therapies currently available,” said Mark Lampert, founder of BVF. “We are hopeful that our investment will help GTx realize the full potential of enobosarm for these patients.”

Neither the shares of GTx common stock nor the warrants sold in the private placement have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. GTx has agreed to file certain registration statements covering the resale of the GTx common stock sold in the private placement as well as the GTx common stock issuable upon exercise of the warrants. This press release shall not constitute an offer to sell or the solicitation of an offer to buy GTx common stock or warrants to purchase GTx common stock.

About GTx

GTx, Inc., headquartered in Memphis, Tenn., is a biopharmaceutical company dedicated to the discovery, development, and commercialization of small molecules for the treatment of cancer, including treatments for breast and prostate cancer, cancer supportive care, including prevention and treatment of cancer-related muscle wasting, and other serious medical conditions.

Forward-Looking Information is Subject to Risk and Uncertainty

This press release contains forward-looking statements based upon GTx’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, statements relating to GTx’s future development of enobosarm and the potential value thereof.  GTx’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risks (i) that GTx’s two planned Phase 2 clinical trials of enobosarm in patients with AR positive advanced breast cancer may not be initiated or completed on schedule, or at all, or may otherwise be suspended or terminated; (ii) that the development of enobosarm for the treatment of patients with AR positive advanced breast cancer is at an early stage and is subject to the significant risk of failure inherent in the development of early-stage product candidates; (iii) that GTx may not be able to obtain required regulatory approvals to advance the development of or commercialize enobosarm in a timely manner or at all; and (iv) that GTx will continue to need additional funding and may be unable to raise capital when needed, which would force GTx to delay, reduce or eliminate its enobosarm development program.  GTx’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. GTx’s quarterly report on Form 10-Q for the quarter ended September 30, 2014 contains under the heading “Risk Factors” a more comprehensive description of these and other risks to which GTx is subject. GTx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

GTx Contacts

Lauren Crosby (Investors)	Denise Powell (Media)
GTx, Inc.	BrewLife
901.271.8622	510.703.9491
lcrosby@gtxinc.com	dpowell@brewlife.com

Source: GTx, Inc.